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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 16, 2003

UnitedGlobalCom, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-496-58	84-1602895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4643 South Ulster Street, Suite 1300, Denver, CO 80237
(Address of Principal Executive Office)

(303) 770-4001
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

        On June 16, 2003, UnitedGlobalCom, Inc. (the "Company") announced that it has sold its approximately 90% interest in Megapo Comunicaciones de Mexico, S.A. de C.V. ("Megapo"), the holding company for its cable operations in Mexico. Net proceeds to the Company from the transaction were approximately $50 million, following settlement of certain Megapo liabilities.

        A copy of the press release of the Company announcing the sale of the Company's interest in Megapo is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
99.1	Press release of the Company, dated June 16, 2003, announcing the sale of its interest in Megapo.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III Chief Financial Officer

Date: June 17, 2003

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of the Company, dated June 16, 2003, announcing the sale of its interest in Megapo.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX